Earnings Overview Verra Mobility Q1 Earnings Presentation For the Quarter Ended March 31, 2020 Exhibit 99.2

Forward-looking statements This presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, run rate synergies and cost items, performance, strategies, prospects and other aspects of the business of Verra Mobility Corporation and its subsidiaries (collectively, “Verra Mobility”) are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (3) customer concentration in our Commercial Services and Government Solutions segments; (4) decreases in the prevalence of automated photo enforcement or the use of tolling; (5) risks and uncertainties related to our government contracts, including termination rights, audits and investigations; (6) decreased interest in outsourcing from our customers; (7) our ability to properly perform under our contracts and otherwise satisfy our customers; (8) our ability to compete in a highly competitive and rapidly evolving market; (9) our ability to keep up with technological developments and changing customer preferences; (10) the success of our new products and changes to existing products and services; (11) our ability to successfully integrate our recent or future acquisitions; (12) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (13) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Verra Mobility does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Information This presentation uses certain non-GAAP financial information, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which further excludes certain non-cash expenses, loss on extinguishment of debt and other transactions management believes are not indicative of Verra Mobility’s business. Verra Mobility believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Verra Mobility’s financial condition and results of operations. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. A reconciliation of Verra Mobility’s non-GAAP financial information to GAAP financial information is provided in the Appendix hereto and in Verra Mobility’s Form 8-K, filed with the SEC, with the earnings press release for the period indicated.

For the Quarter Ended March 31, 2020 Consolidated Q1 Results by Segment Revenue of $61.2M in Q1 decreased 2.2% from the same quarter in the prior year Adjusted EBITDA of $33.6M in the quarter decreased $4.4M or 11.5% from the same period of the prior year Profitability was impacted by $3.3M increased bad debt due to specific reserves and the implementation of new CECL accounting standard The CS segment is closely tied to the rental car industry and saw impacts in March due to reduced demand resulting from Covid-19, we would expect continued impact in Q2 Adj. EBITDA & Margin % Revenue & YoY Growth Commercial Services Commentary Revenue & YoY Growth (2%) Adj. EBITDA & Margin % Commercial Services Government Solutions Commentary Government Solutions Revenue of $55.5M in Q1 increased 54.6% from the same quarter in the prior year Product revenue grew $16.8M driven by camera sales to a large municipality. During the same period Service Revenue improved by $2.8M Adjusted EBITDA of $21.2M in the quarter improved $8.0M or 60.6% from the same period of the prior year. The increase was the result of improved product sales in the quarter

For the Quarter Ended March 31, 2020 Consolidated Q1 Results Grew total revenue by $18.3 million to $116.7 million in Q1 2020 from $98.5 million in Q1 2019 Adjusted EBITDA of $54.9 million, up from $51.3 million in the same quarter of 2019 Generated cash flow from operations of $14.8 million in Q1 2020 and had cash on hand of $113.6 million at quarter end. Leverage continues to decline with increased EBITDA and strong cash flow generation The company has First Lien debt which matures in 2025 and a $75M revolver that is undrawn We believe that cash from operations and cash on hand will be sufficient to run the company for the next 12 months and beyond Revenue & YoY Growth Pro Forma Adj. EBITDA & Margin % Net Debt & Leverage Q1 Revenue by Segment Commercial Services Q1 Commentary

APPENDIX

Consolidated Results of Operations

Unaudited ($ in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Full Year 2019	Q1 2020
Service revenue	$98.1	$103.1	$110.8	$104.8	$416.7	$99.5
Product sales	0.4	6.5	17.5	7.6	32.0	17.2
Total revenue	$98.5	$109.6	$128.2	$112.5	$448.7	$116.7
Cost of service revenue	1.4	1.6	1.4	1.2	5.6	1.2
Cost of product sales	0.3	2.9	7.2	3.5	13.9	8.7
Operating expenses	29.3	31.8	33.0	31.5	125.6	32.3
Selling, general and administrative expenses	20.6	20.9	21.3	22.8	85.5	25.9
Depreciation, amortization, and (gain) loss on disposal of assets, net	28.9	28.8	28.7	29.3	115.8	29.2
Impairment of property and equipment	-	5.9	-	-	5.9	-
Total costs and expenses	$80.5	$91.9	$91.6	$88.3	$352.3	$97.3
Income (loss) from operations	18.0	17.6	36.7	24.2	96.5	19.4
Interest expense, net	16.0	15.7	14.9	14.1	60.7	12.5
Other (income) expense, net	(2.2)	(3.3)	(2.7)	(2.9)	(11.2)	(2.9)
Total other expense	$13.8	$12.3	$12.2	$11.2	$49.5	$9.5
Income (loss) before income taxes	4.1	5.3	24.5	13.0	46.9	9.9
Income tax provision (benefit)	1.3	1.7	6.7	3.8	13.6	3.2
Net (loss) income	$2.8	$3.6	$17.8	$9.2	$33.3	$6.7
Bridge to adj. EBITDA						
Net (loss) income	$2.8	$3.6	$17.8	$9.2	$33.3	$6.7
Interest expense, net	16.0	15.7	14.9	14.1	60.7	12.5
Income tax provision (benefit)	1.3	1.7	6.7	3.8	13.6	3.2
Depreciation and amortization	28.9	28.9	28.7	29.1	115.6	29.3
EBITDA	**$49.1**	**$49.8**	**$68.1**	**$56.2**	**$223.2**	**$51.6**
Transaction and other related	-	1.1	0.3	0.9	2.4	0.5
Transformation expense	0.0	-	0.0	-	0.0	-
Sponsor Fees and expenses	0.0	-	-	0.0	0.0	-
Impairment of property and equipment	-	5.9	-	-	5.9	-
Stock-based compensation	2.1	2.8	2.5	2.6	10.0	2.8
TRA liability adjustment	-	-	-	(0.1)	(0.1)	-
Adjusted EBITDA	**$51.3**	**$59.7**	**$70.8**	**$59.6**	**$241.4**	**$54.9**

VERRA MOBILITY

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Segment Results of Operations Commercial Services Government Solutions Unaudited ($ in millions) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Full Year 2019 Q1 2020 Segment Revenue Government Solutions $35.9 $41.5 $50.6 $44.3 $172.3 $55.5 Segment Adj EBITDA Government Solutions Adj EBITDA $13.2 $15.6 $19.8 $17.4 $66.0 $21.2 Unaudited ($ in millions) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Full Year 2019 Q1 2020 Segment Revenue Commercial Services $62.6 $68.1 $77.6 $68.2 $276.5 $61.2 Segment Adj EBITDA Commercial Services $38.0 $44.1 $51.1 $42.2 $175.4 $33.6

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